EXHIBIT 10.1

Contract:

D&K Engineering was contracted February 13, 2008, by JMAR Technologies, Inc. via Purchase Order SPG1381 for the amount of $70,502, to provide engineering and manufacturing services for new product introduction, non-recurring engineering and set-up charges to establish a manufacturing cell for the JMAR BioSentry product for batch and continuous production and complete a pilot build of BioSentry units.

The BioSentry product line offers state of the art, laser-based technology to provide continuous, online, real-time monitoring for microorganisms in water delivery systems.  The device provides both detection and classification of waterborne microorganisms, without the need for consumables or reagents.  It utilizes laser-produced, multi-angle light scattering (MALS) technology to generate unique microorganism bio-optical signatures for classification using JMAR’s pathogen detection library.  The BioSentry product line can immediately detect the presence of microorganisms, and then classify them within minutes, helping to ensure the continuing safety and quality of an entity’s or municipality’s water supply.

D&K Engineering General Information

15890 Bernardo Center Drive
San Diego, CA 92127
DUNS:                                 799638700
CAGE/NCAGE:                  1Q0R8
Business Start Date:          05/02/2000
Company URL:                   www.dkengr.com

General Requirements & Objectives

Specific tasking under this proposal included the following:

Finalize all Source Documentation:
•	Transfer all native format files
•	Determine/Finalize all incoming inspection criteria
•	Remove redlines and update drawings
•	Load Agile with final source docs

15890 Bernardo Center Drive                                 San Diego, CA 92127                                         (858)376-2500                                      www.dkengineering.com

Inventory/Stocking Setup:
•	Set up inventory locations

Transfer existing JMAR inventory to D&K, count & inspect:
•	Build Schedule and Order Strategy:
•	Finalize build schedule for 1st batch
•	Finalize 2008 forecast (for supplier FYI only, not for PO commitment)

Supplier Setup:
•	Critical vendor analysis
•	Estimate mfg scrap rates for order gross-up
•	Master schedule MRP
•	Submit RFQ’s to suppliers and negotiate prices and lead times
•	Set quality expectations
•	Answer all questions regarding drawings and specs
•	Issue initial PO’s

Line Setup:
•	Transfer existing fixtures from JMAR
•	Set up assembly area/work cell
•	Create unit final test fixture (mimic setup at JMAR)

Update/Finalize Build/Test Instructions:
•	Update assembly instructions
•	Create/update final test procedures and troubleshooting guides

15890 Bernardo Center Drive                                 San Diego, CA 92127                                         (858)376-2500                                      www.dkengineering.com